  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 2006



                                                      REGISTRATION NO. 333-31991

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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         POST-EFFECTIVE AMENDMENT NO. 1
                             ---------------------


                      ROCKWELL MEDICAL TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

              MICHIGAN                               3845                              38-3317208
     (State or jurisdiction of          (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)

                                30142 WIXOM ROAD
                             WIXOM, MICHIGAN 48393
                           TELEPHONE: (248) 960-9009
   (Address and telephone number of registrant's principal executive offices)
                             ---------------------
                                30142 WIXOM ROAD
                             WIXOM, MICHIGAN 48393
(Address of principal place of business or intended principal place of business)
                             ---------------------
                               ROBERT L. CHIOINI
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      ROCKWELL MEDICAL TECHNOLOGIES, INC.
                                30142 WIXOM ROAD
                             WIXOM, MICHIGAN 48393
                           TELEPHONE: (248) 960-9009
     (Name, address and telephone number of registrant's agent for service)
                             ---------------------
                                    COPY TO:

                              JOHN P. KANAN, ESQ.
                     HONIGMAN MILLER SCHWARTZ AND COHN LLP
                          2290 FIRST NATIONAL BUILDING
                          DETROIT, MICHIGAN 48226-3506
                           TELEPHONE: (313) 465-7438
                           TELECOPIER: (313) 465-7439
                             ---------------------
    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                             ---------------------

                        CALCULATION OF REGISTRATION FEE


================================================================================================================================
                                                                             PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
TITLE OF EACH CLASS OF                                        AMOUNT TO BE    OFFERING PRICE       AGGREGATE        REGISTRATION
SECURITIES TO BE REGISTERED(1)                                 REGISTERED    PER SECURITY(1)   OFFERING PRICE(1)        FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Shares ............................................    1,800,000(2)     $     4.00         $ 8,280,000         $2,508.84
--------------------------------------------------------------------------------------------------------------------------------
Warrants .................................................    2,700,000(3)     $     0.10         $   310,500         $   94.10
--------------------------------------------------------------------------------------------------------------------------------
Common Shares issuable upon exercise of Warrants .........            0(4)     $     4.50         $13,972,000         $4,233.67
--------------------------------------------------------------------------------------------------------------------------------
Underwriter Warrants to purchase Common Shares                  180,000
  and Warrants ...........................................      270,000        $  .000022         $     10.00                  (5)
--------------------------------------------------------------------------------------------------------------------------------
Common Shares issuable upon exercise of Underwriter
  Warrants ...............................................            0(6)     $     6.60         $ 1,188,000         $  359.96
--------------------------------------------------------------------------------------------------------------------------------
Warranty to purchase Common Shares issuable upon
  exercise of Underwriter Warrant.........................            0(7)     $     .165         $    44,550         $   13.50
--------------------------------------------------------------------------------------------------------------------------------
Common Shares exercisable upon exercise of Warrants.......            0(8)     $     4.50         $   215,000         $  368.15
--------------------------------------------------------------------------------------------------------------------------------

Total Registration Fee ...................................                                                            $7,538.18(9)
================================================================================================================================




(1) Estimated solely for the purpose of calculating the registration fee, based on a bona fide estimate of the maximum public offering price pursuant to Rule 457(a) promulgated under the Securities Act of 1933.



(2) Reflects the de-registration of 270,000 shares that the Underwriters had the option to purchase to cover over-allotments, if any, which option expired unexercised.


(3) Pursuant to Rule 415, there are also being registered such indeterminate number of additional shares as may become issuable pursuant to the anti-dilution provisions of the Warrants and the Underwriter Warrants (and the Warrants included therein).



(4) Reflects the de-registration of 3,105,000 shares issuable upon exercise of warrants with an exercise price of $4.50 and an original expiration date of January 26, 2002 (extended to January 26, 2006) that expired unexercised or that were exchanged for new warrants in the issuer tender offer in November 2005.



(5) Pursuant to Rule 457(g) promulgated under the Securities Act of 1933, no filing fee is required.



(6) Reflects the de-registration of 180,000 shares issuable upon exercise of the Underwriter Warrants, which Underwriter Warrants expired unexercised.



(7) Reflects the de-registration of 270,000 warrants to purchase shares issuable upon exercise of the Underwriter Warrants, which Underwriter Warrants expired unexercised.



(8) Reflect the de-registration of 270,000 shares issuable upon exercise of warrants to purchase shares issuable upon exercise of the Underwriter Warrants, which Underwriter Warrants expired unexercised.


(9)  Paid with original filing.



                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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The purpose of this Post-Effective Amendment No. 1 to Form SB-2 registration statement is to de-register (a) 3,105,000 common shares originally registered pursuant to this registration statement and issuable upon exercise of Warrants with an exercise price of $4.50 and an original expiration date of January 26, 2005 (extended to January 26, 2006) that expired unexercised or that were exchanged for warrants in the issuer tender offer in November 2005, (b) 270,000 shares originally registered pursuant to this registration statement and that the Underwriters had the option to purchase to cover over-allotments, if any, which option expired unexercised, (c) 180,000 shares issuable upon exercise of the Underwriter Warrants, which Underwriter Warrants expired unexercised, (d) 270,000 warrants to purchase shares issuable upon exercise of the Underwriter Warrants, which Underwriter Warrants expired unexercised, and (e) 270,000 shares issuable upon exercise of warrants to purchase shares issuable upon exercise of the Underwriter Warrants, which Underwriter Warrants expired unexercised.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, in the City of Wixom, State of Michigan, on February 21, 2006.


                                         ROCKWELL MEDICAL TECHNOLOGIES, INC.
                                                      (Registrant)

                                         By:     /s/ ROBERT L. CHIOINI
                                           -------------------------------------
                                           Robert L. Chioini
                                           President and Chief Executive Officer


     In accordance with the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates stated.



                    SIGNATURE                                          TITLE                            DATE
                    ---------                                          -----                            ----

              /s/ ROBERT L. CHIOINI                    President, Chief Executive Officer and     February 21, 2006
 ------------------------------------------------      Director (Principal Executive Officer)
                Robert L. Chioini


               /s/ THOMAS E. KLEMA                           Vice President of Finance,           February 21, 2006
 ------------------------------------------------      Chief Financial Officer, Treasurer and
                 Thomas E. Klema                                     Secretary
                                                          (Principal Financial Officer and
                                                           Principal Accounting Officer)


               /s/ KENNETH L. HOLT                                    Director                    February 21, 2006
 ------------------------------------------------
                 Kenneth L. Holt


               /s/ RONALD D. BOYD                                     Director                    February 21, 2006
 ------------------------------------------------
                  Ronald D. Boyd


              /s/ PATRICK J. BAGLEY                                   Director                    February 21, 2006
 ------------------------------------------------
                Patrick J. Bagley


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